EXHIBIT 5

                 Consent of Overton, Babiarz & Sykes, P.C






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                         OVERTON, BABIARZ & SYKES, P.C.
                             ATTORNEYS AT LAW

                            DENVER TECH CENTER
                  7720 EAST BELLEVIEW AVENUE, SUITE 200
                        ENGLEWOOD, COLORADO 80111

                              (303) 779-5900
                         Facsimile (303) 779-6006



                                                           DAVID J. BABIARZ

                              May 3, 1999



     Full Tilt Sports, Inc.
     5525 Erindale Drive, Suite 201
     Colorado Springs, Colorado 80918

          Re:  Registration Statement on Form SB-2 Covering Registration of
               ------------------------------------------------------------
               Common Shares of Full Tilt Sports, Inc.
               ---------------------------------------

     Gentlemen:

          We have acted as counsel to Full Tilt Sports, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of 826,653 Common Shares (the "Shares"), all as more fully set forth in the Registration Statement on Form SB-2 to be filed by the Company on or about May 3, 1999.

          In such capacity, we have examined, among other documents, the Articles of Incorporation, Bylaws and minutes of meetings of its Board of Directors and shareholders, the Registration Statement on Form SB-2 to be filed by the Company this date (as the same may be further amended from time to time ("Registration Statement") and such other documents as we have deemed appropriate. Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

          2. The Shares have been legally authorized under the Articles of Incorporation of the Company, and represent duly and validly issued fully paid and nonassessable Common Shares of the Company.

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Full Tilt Sports, Inc.
May 3, 1999
Page 2

          We hereby consent to the reference to our firm in the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                   Sincerely,


                                   OVERTON, BABIARZ & SYKES, P.C.